UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 18, 2007

GPS INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada

(State of Incorporation)

000-30104	88-0350120
(Commission File Number)	(I.R.S. Employer Identification No.)

5500 - 152nd Street, #214, Surrey, BC Canada	V3S 5J9
(Address of Principal Executive Offices)	(Zip Code)

(604) 576-7442

(Registrant’s Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

Effective October 18, 2007,GPS Industries, Inc (the "Company") purchased the outstanding shares of capital stock of Direct Golf Services, Inc. (the “DGS Shares”) for $800,000 payable $200,000 in cash and 6,000,000 restricted shares of the Company's Common Stock.

Effective October 18, 2007, the Company purchased the outstanding shares of the capital stock of Golf Academies Limited (the “GAL Shares”) for $500,000 pursuant to the delivery of 5,000,000 shares of the Company's restricted stock. In connection with the acquisition, the Company entered into employment agreements with John Porter and Philip Lewin.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

The disclosure under Item 2.01 is incorporated by reference.

The shares of the Company’s Common Stock (the “Company Shares”) delivered in connection with the purchase of the DGS Shares and GAL Shares were not registered under the Securities Act of 1933, as amended (the “Act”), and were issued and sold in reliance upon the exemption from registration contained in Section 4(2) of the Act and Regulation D promulgated thereunder. The Company Shares may not be reoffered or sold in the United States by the holders in the absence of an effective registration statement, or valid exemption from the registration requirements, under the Act, and the certificates evidencing the Company Shares bear a restricted legend.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements

  Any financial statements required will be filed by amendment.

(b) Exhibits

Exhibit No.	Description
10.1	Stock Purchase Agreement among GPS Industries, Inc., Direct Golf Services (“DGS”) and the shareholders of DGS
10.2	Stock Purchase Agreement among GPS Industries, Inc., Golf Academies Limited (“GAL”) and the shareholders of GAL
10.3	Employment Agreement between GPS Industries, Inc. and John Porter
10.4	Employment Agreement between GPS Industries, Inc. and Philip Lewin

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 19th day of October 2007.

By:	/s/ Robert C. Silzer, Sr.
Robert C. Silzer, Sr.
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Stock Purchase Agreement among GPS Industries, Inc., Direct Golf Services (“DGS”) and the shareholders of DGS
10.2	Stock Purchase Agreement among GPS Industries, Inc., Golf Academies Limited (“GAL”) and the shareholders of GAL
10.3	Employment Agreement between GPS Industries, Inc. and John Porter
10.4	Employment Agreement between GPS Industries, Inc. and Philip Lewin